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                                                                    EXHIBIT 23.1

                          Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-34362) pertaining to 1,750,000 shares of common stock of Optical Sensors Incorporated, and in the Registration Statement (Form S-8 No. 333-04373) pertaining to the Optical Sensors Incorporated 1989 Omnibus Stock Option Plan and the Optical Sensors Incorporated 1993 Stock Option Plan, and in the Registration Statement (Form S-8 No. 333-17493) pertaining to the Optical Sensors Incorporated Employee Stock Purchase Plan, and in the Registration Statement (Form SB-2 No. 333-71076) pertaining to 15,583,333 shares of common stock of Optical Sensors Incorporated, and in the Registration Statement (Form S-8 No. 333-71354) pertaining to the Optical Sensors Incorporated 1993 Stock Option Plan, of our report dated February 27, 2004, with respect to the financial statements of Optical Sensors Incorporated included in the Annual Report (Form 10-KSB) for the year ended December 31, 2003.


                                        /s/ Ernst & Young LLP


Minneapolis, Minnesota
April 7, 2004